  Exhibit 99.1

Support.com Reports Fourth Quarter and 2018 Financial Results

Sunnyvale, CA – March 07, 2018 – Support.com, Inc. (NASDAQ: SPRT), a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions, today reported unaudited financial results for its fourth quarter and year ended December 31, 2018.

“We recorded our third successive quarter of net profit, on a non-GAAP basis, and the first full year of net profit, on a non-GAAP basis, since 2013. These successes reflect our consistent revenue performance combined with the cost control measures we have implemented over the last couple of years,” said Rick Bloom, President and Chief Executive Officer of the company.

Financial Summary

For the fourth quarter of 2018, total revenue was $17.5 million, an increase of 8 percent compared to revenues of $16.3 million in the fourth quarter of 2017 and down slightly from total revenue of $18.0 million in the third quarter of 2018. Revenues for the full year 2018 were $69.5 million, an increase of 16 percent over revenues of $60.1 million for 2017.

On a GAAP basis, we recorded net income of $0.4 million for the fourth quarter of 2018, or $0.02 per share, compared to a loss of $(0.3) million, or $(0.2) per share, in the fourth quarter of 2017 and a loss of (9.1) million, or $(0.49) per share, in the third quarter of 2018. For the full year 2018, we recorded a net loss of $(9.1) million, or (0.48) per share, as compared with a net loss of $(1.5) million, or $(0.08) per share for 2017.

On a non-GAAP basis, we recorded net income of $0.5 million in the fourth quarter of 2018, or $0.03 per share, compared to net income of $0.4 million, or $0.02 per share, in the fourth quarter of 2017 and net income of $1.0 million, or $0.05 per share, in the third quarter of 2018. For the full year 2018, we recorded income of $1.6 million, or $0.08 per share, as compared with a net loss of $(0.4) million, or $(0.02) per share for 2017. Key changes in our non-GAAP income from continuing operations included the following:

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Gross profit increased by $0.1 million in the fourth quarter of 2018 compared to the same period in 2017, but was down $0.5 million compared to the third quarter of 2018 and was down $0.8 million year-over-year.
●
Our gross profit margin declined by 0.5 percentage points compared with the same quarter of 2017 and was down 2.2 percentage points relative to the third quarter of 2018. The decline from the third quarter reflected additional recruiting and training costs as we contend with a competitive labor market and higher than our historic attrition rates.
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Operating expenses in the fourth quarter of 2018 of $2.8 million were relatively flat as compared with both the fourth quarter of 2017 and the third quarter of 2018. For the full year 2018, operating expenses decreased by $2.4 million (18 percent) from 2017 levels with this decline reflecting the full year impact of the 2017 cost-saving initiatives, in place for the entire 2018 period. These cost-saving initiatives included which included operational efficiencies, tighter fiscal controls on spending, and the renegotiation of certain vendor agreements.

Non-GAAP income/(loss) excludes stock-based compensation, amortization of intangible assets, restructuring expenses and a one-time legal settlement expense taken in the third quarter of 2018. Additionally, in the fourth quarter of 2017, we excluded a one-time tax expense on foreign earnings and profits. Collectively, these items impacted income/(loss) from continuing operations by $0.1 million in the fourth quarter of 2018, $10.1 million in the third quarter of 2018, $0.7 million in the fourth quarter of 2017, and $10.7 million and $1.1 million for the years ended December 31, 2018 and 2017, respectively. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At December 31, 2018, cash, cash equivalents, and short-term investments were $49.6 million, of which we anticipate $10 million will be paid to the Federal Trade Commission (“FTC”) during 2019 as a part of the previously disclosed settlement negotiations. Cash, cash equivalents and short-term investments were $47.9 million at September 30, 2018, and $49.2 million at December 31, 2017.

Total assets as of December 31, 2018, were $64.6 million and total shareholders’ equity was $47.9 million.

Support.com will not host a conference call discussing the Company’s fourth quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a full-spectrum leader in outsourced call center and direct-to-consumer technical support solutions. The company’s skilled US-based workforce delivers high quality, turnkey support solutions. With more than 20 years serving well-known brands, Support.com has the expertise, tools, and software solutions to troubleshoot and maintain all the devices in the connected home, helping people get the most out of their technology. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2019 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Support.com. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as "will", "expect", "believe", "anticipate", "estimate", "should", "intend", "plan", "potential", "predict" "project", "aim", and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Support.com, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company's and management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Forward-looking statements include, but are not limited to, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims;and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Our filings with the SEC, which may be obtained for free at the SEC's website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, restructuring charges, one-time legal settlement charges and tax expense on foreign earnings and profits from its GAAP results, in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share, as described in A through D below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $93,000 in the fourth quarter of 2018, compared to $135,000 in the fourth quarter of 2017 and $102,000 in the third quarter of 2018. For the years ended December 31, 2018 and 2017, stock-based compensation expense was $680,000 and $430,000, respectively.

B. One-time legal settlement for FTC litigation. Management excludes significant one-time litigation settlement charges when evaluating its operating performance because the Company does not incur such charges on a predictable or recurring basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. The expense for the one-time legal settlement with the FTC was $10 million in the third quarter of 2018 and for the year ended December 31, 2018. Other legal and related expenses associated with this investigation were expensed as incurred and included in general and administrative expenses in the financial statements. These other legal and related expenses are not a part of our non-GAAP adjustments.

C. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore, management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was zero in the fourth quarter of 2018 and 2017 and the third quarter of 2018. For the years ended December 31, 2018, and 2017, amortization of intangible assets and other was zero and $16,000, respectively.

D. Restructuring charges. Management excludes restructuring charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Restructuring charges were $128,000 in the twelve-month period ended December 31, 2017, and zero in all other periods presented herein.

E. Tax expenses on foreign earnings and profits. Following the passage of the Tax Cuts and Jobs Act on December 22, 2017, Management reviewed the company’s investments in its foreign subsidiaries under ASC 740-30-25. Based on this review, the company changed its assertion regarding its investment in Support.com India Private Ltd, which resulted in the company accruing $543,000 for a one-time transition tax in anticipation of repatriating our previously untaxed foreign earnings and profits in the fourth quarter of 2017.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Dec 31,	December 31,
	2018 (1)	2017 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$49,649	$49,233
Accounts receivable, net	12,292	11,951
Prepaid expenses and other current assets	999	802
Total current assets	62,940	61,986
Property and equipment, net	703	1,133
Intangible assets, net	250	250
Other assets	707	984

Total assets	$64,600	$64,353

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$3,791	$3,661
Other accrued liabilities	978	1,330
Acrued legal settlement	10,000	-
Short-term deferred revenue	1,135	2,006
Total current liabilities	15,904	6,997
Long-term deferred revenue	-	13
Other long-term liabilities	800	885
Total liabilities	16,704	7,895

Stockholders' equity:
Common stock	2	2
Additional paid-in-capital	268,794	267,857
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,507)	(2,108)
Accumulated deficit	(213,096)	(203,996)
Total stockholders' equity	47,896	56,458

Total liabilities and stockholders' equity	$64,600	$64,353

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended Decembeer 31, 2017.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2018 (1)	Sept 30, 2018	Dec 31, 2017	Dec 31, 2018 (1)	Dec 31, 2017 (2)

Revenue:
Services	$16,297	$16,759	$14,926	$64,476	$54,670
Software and other	1,245	1,258	1,366	5,073	5,451
Total revenue	17,542	18,017	16,292	69,549	60,121

Cost of revenue:
Cost of services (3)	14,411	14,412	13,341	57,396	47,101
Cost of software and other (3)	56	51	35	208	287
Total cost of revenue	14,467	14,463	13,376	57,604	47,388
Gross profit	3,075	3,554	2,916	11,945	12,733
Operating expenses:
Research and development (3)	698	690	604	2,780	3,033
Sales and marketing (3)	440	424	414	1,823	2,425
General and administrative (3)	1,785	1,800	1,849	7,408	8,696
Amortization of intangible assets and other	-	-	-	-	16
Restructuring	-	-	-	-	128
Legal Settlement	-	10,000	-	10,000	-
Total operating expenses	2,923	12,914	2,867	22,011	14,298

Income (loss) from operations	152	(9,360)	49	(10,066)	(1,565)

Interest income and other, net	289	241	192	965	643

Income (loss) before income taxes	441	(9,119)	241	(9,101)	(922)

Income tax provision (benefit)	23	29	547	(1)	604

Net income (loss)	$418	$(9,148)	$(306)	$(9,100)	$(1,526)

Net earnings (loss) per share (4)
Basic	$0.02	$(0.49)	$(0.02)	$(0.48)	$(0.08)
Diluted	$0.02	$(0.49)	$(0.02)	$(0.48)	$(0.08)

Shares used in computing per share amounts: (4)
Basic	18,923	18,805	18,720	18,826	18,644
Diluted	18,983	18,805	18,720	18,826	18,644

Note 3: Includes stock-based compensation expense as follows:

	Three Months Ended			Twelve Months Ended
	Dec 31, 2018	Sept 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
Cost of revenue:
Cost of services	$14	$11	$26	$63	$109
Cost of software and other	-	-	1	-	4
Operating expenses:
Research and development	9	9	16	42	78
Sales and marketing	14	14	25	54	59
General and administrative	56	68	67	521	180
Total	$93	$102	$135	$680	$430

Note 4 : On January 20, 2017, the Company implemented a 1-for-3 reverse stock split. All share and per share information contained within this press release has been retroactively adjusted to reflect the effects of the reverse stock split.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2018	Sept 30, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017

GAAP cost of revenue	$14,467	$14,463	$13,376	$57,604	$47,388
Stock-based compensation expense (Cost of revenue portion only)	(14)	(11)	(27)	(63)	(113)
Non-GAAP cost of revenue	$14,453	$14,452	$13,349	$57,541	$47,275

GAAP operating expenses	$2,923	$12,914	$2,867	$22,011	$14,298
Stock-based compensation expense (Excl. cost of revenue portion)	(79)	(91)	(108)	(617)	(317)
Amortization of intangible assets and other	-	-	-	-	(16)
Restructuring	-	-	-	-	(128)
Legal settlement	-	(10,000)	-	(10,000)	-
Non-GAAP operating expenses	$2,844	$2,823	$2,759	$11,394	$13,837

GAAP net income (loss)	$418	$(9,148)	$(306)	$(9,100)	$(1,526)
Stock-based compensation expense	93	102	135	680	430
Legal settlement	-	10,000	-	10,000	-
Amortization of intangible assets and other	-	-	-	-	16
Restructuring	-	-	-	-	128
Tax expense on international earnings and profits	-	-	543		543
Total impact of Non-GAAP exclusions	93	10,102	678	10,680	1,117
Non-GAAP net income (loss)	$511	$954	$372	$1,580	$(409)

Earnings (loss) per share (3)
Basic - GAAP	$0.02	$(0.49)	$(0.02)	$(0.48)	$(0.08)
Basic - Non-GAAP	$0.03	$0.05	$0.02	$0.08	$(0.02)

Diluted - GAAP	$0.02	$(0.49)	$(0.02)	$(0.48)	$(0.08)
Diluted - Non-GAAP	$0.03	$0.05	$0.02	$0.08	$(0.02)
Shares used in computing per share amounts (GAAP)
Basic	18,923	18,805	18,720	18,826	18,644
Diluted	18,983	18,805	18,720	18,912	18,644
Shares used in computing per share amounts (Non-GAAP) (3)
Basic	18,923	18,805	18,720	18,826	18,644
Diluted	18,983	18,974	19,037	18,912	18,644

The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring charges, tax expense associated international earnings and profits and one-time legal settlement charges. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2018 amounts are subject to completion of management’s customary closing and review procedures.

Investor Contact
Investor Relations, Support.com
+1 (650) 556-8574
IR@support.com